UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2007

Capital Growth Systems, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Florida	0-30831	65-0953505
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 S. Wacker Suite 300, Chicago, Illinois 60606
(Address of Principal Executive Offices, Including Zip Code)

(312) 673-2400
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Termination of Material Definitive Agreement

Termination of Employment Agreements

On December 11, 2006 Capital Growth Systems, Inc. (the Company) acquired by reverse subsidiary merger 100% of the ownership of Global Capacity Group, Inc., a Texas corporation engaged in the provision of telecom integration services. In connection with the merger agreement Global Capacity entered into employment agreements with each of John Abraham and David Walsh, the original founders of Global Capacity, in their capacity as Vice Presidents and Managing Directors of Global Capacity. Each employment agreement was for a three year term, called for the payment of base compensation of $110,000 per year, covenants for nonsolicitation, noncompetition and confidentiality, and other customary terms and conditions, as summarized in the prior 8-K filing announcing the terms of the merger agreement. On August 10, 2007 each of Messrs. Abraham and Walsh ceased their employment with Global Capacity and resigned as directors of Global Capacity. The parties have reached a preliminary agreement as to proposed terms of a severance arrangement, subject to definitive documentation and approvals by necessary parties and entities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL GROWTH SYSTEMS, INC.

By:	/s/ Darin McAreavey
By: Darin McAreavey
Its: Chief Financial and Accounting Officer

Dated: August 10, 2007